As filed with the Securities and Exchange Commission on October 8, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

The RBB Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State of incorporation or organization)

See Below

(I.R.S. Employer Identification Number) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 033-20827

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 381 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-25-023131) on December 30, 2025, which is incorporated herein by reference.

The Registrant currently consists of 106 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF	39-2415264

Item 2. Exhibits

A.
Registrant’s Articles of Incorporation are incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on October 30, 1998 (Accession Number: 0000925069-98-000189).

B.
Articles Supplementary of Registrant are incorporated herein by reference to Exhibit (a)(128) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on February 14, 2025 (Accession No. 0001398344-25-002950).

C.
Articles Amendment of Registrant are incorporated herein by reference to Exhibit (a)(129) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on July 18, 2025 (Accession No. 0001398344-26-013355).

D.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-20827 and 811-05518), as filed with the SEC via EDGAR on September 27, 2021 (Accession No. 0001398344-21-019227).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The RBB Fund, Inc.

October 8, 2026

/s/ James G. Shaw
James G. Shaw Chief Financial Officer, Chief Operating Officer, and Secretary